Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 7, 2015	MOUNT KELLETT CAPITAL MANAGEMENT LP

	By:	Mount Kellett Capital Management GP LLC, its general partner

	By:	/s/ Jonathan Fiorello
	Name:	Jonathan Fiorello
	Title:	Authorized Signatory

Dated: August 7, 2015	FORTRESS MK ADVISORS LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Authorized Signatory

Dated: August 7, 2015	FIG LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

Dated: August 7, 2015	FORTRESS OPERATING ENTITY I LP

	By:	FIG Corp., its general partner

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

Dated: August 7, 2015	FIG CORP.

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary

Dated: August 7, 2015	FORTRESS INVESTMENT GROUP LLC

	By:	/s/ David N. Brooks
	Name:	David N. Brooks
	Title:	Secretary